Exhibit 99.4

PROXY

(Common Stock)

AAMES INVESTMENT CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

                     , 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Stock of Aames Investment Corporation, a Maryland corporation (the “Company”), hereby acknowledge(s) receipt of the joint-proxy statement and prospectus and the Notice of the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on                      , 2006, at                         , Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Jon D. Van Deuren as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Special Meeting and any adjournment(s) or postponement(s) thereof with the same effect as if the undersigned were present, for the following purposes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

é    FOLD AND DETACH HERE    é

You can now access your Aames Investment Corporation account online.

Access your Aames Investment Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Aames Investment Corporation, now makes it easy and convenient to get current information on your shareholder account.

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COMMON STOCK	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To approve the merger of Aames Investment Corporation, a Maryland corporation (“Aames”), with and into AHL Acquisition, LLC, a Maryland limited liability company (“Merger Sub”), and wholly owned subsidiary of Accredited Home Lenders Holding Co., a Delaware corporation (“Accredited”), pursuant to the Agreement and Plan of Merger, dated as of May 24, 2006, by and among Aames, Accredited and Merger Sub.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger described in item 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To transact such other business as may properly come before the Aames special meeting or any adjournment or postponement of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)                                                       Signature, if held jointly                                                       Date                     , 2006

(Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

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Vote by Mail

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.